                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                      Friedman Industries, Incorporated
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

- --------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

- --------------------------------------------------------------------------------
     (3) Filing Party:

- --------------------------------------------------------------------------------
     (4) Date Filed:

- --------------------------------------------------------------------------------

                       FRIEDMAN INDUSTRIES, INCORPORATED

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

To the Shareholders of Friedman Industries, Incorporated:

     The Annual Meeting of Shareholders of Friedman Industries, Incorporated (the "Company") will be held at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, on August 30, 1996, at 11:00 a.m. (local time), for the following purposes:

          (1) To elect a board of seven directors for the ensuing year.

          (2) To consider approval of the Friedman Industries, Incorporated 1996 Employee Stock Option Plan.

          (3) To transact such other business as may properly come before the meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on July 19, 1996, as the record date for the determination of shareholders entitled to receive this notice and to vote at the meeting.

     All shareholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,

                                                      BEN HARPER
                                                      Secretary

August 1, 1996
Houston, Texas

                                   IMPORTANT

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND MAIL IT IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                      FRIEDMAN INDUSTRIES, INCORPORATED

                       -------------------------------
                               PROXY STATEMENT
                       -------------------------------

                      FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 30, 1996

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Friedman Industries, Incorporated (the "Company"), 4001 Homestead Road, Houston, Texas 77028 (telephone number 713-672-9433) to be used at the Annual Meeting of Shareholders to be held on Friday, August 30, 1996 (the "Annual Meeting"), at the offices of Fulbright & Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, for the purposes set forth in the foregoing notice of the meeting. Properly executed proxies received in time for the meeting will be voted as directed therein, unless revoked in the manner provided hereinafter. As to any matter for which no choice has been specified in a proxy, the shares represented thereby will be voted by the persons named in the proxy (i) for the election as director of the nominees listed herein; (ii) for the proposal to approve and ratify the adoption of the Friedman Industries, Incorporated 1996 Employee Stock Option Plan (the "Stock Option Plan"); and (iii) in the discretion of such persons, in connection with any other business that may properly come before the meeting. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by the shareholder at any time before it is exercised pursuant to either the shareholder's execution and return of a subsequent proxy or the shareholder's voting in person at the Annual Meeting.

     At the close of business on July 19, 1996, there were 6,125,512 shares of Common Stock, $1 par value, of the Company ("Common Stock") outstanding. Holders of record of the Common Stock on such date will be entitled to one vote per share on all matters to come before the Annual Meeting.

     The holders of a majority of the total shares of Common Stock issued and outstanding on the record date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements. The shares held by each shareholder who signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the Annual Meeting.

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     Approval of the Stock Option Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on the proposal and present in person or represented by proxy at the Annual Meeting. Shares that are represented at the Annual Meeting but abstain from voting will be counted as shares entitled to vote on the proposal and will have the same effect as a vote against the proposal.

     The Company's Annual Report to Shareholders for the year ended March 31, 1996, including financial statements, is enclosed with this proxy statement. The Annual Report to Shareholders does not constitute a part of the proxy soliciting materials. This proxy statement is being mailed on or about August 1, 1996, to shareholders of record as of July 19, 1996.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The persons who are elected directors will hold office until the next Annual Meeting of Shareholders and until their successors are elected and shall qualify. The Board of Directors currently consists of seven members.

     It is intended that the persons named in the enclosed proxy will vote for the election of the seven nominees named below. The management of the Company does not contemplate that any of such nominees will become unavailable to serve as a director. However, should any nominee of management be unable to serve as a director or become unavailable for any reason, proxies which do not withhold authority to vote for that nominee may be voted for another nominee to be selected by management.

     The following table sets forth the names of the nominees for election to the Board of Directors, the principal occupation or employment of each of the nominees, the period during which each nominee has served as a director of the Company and the age of each nominee:

                                         PRINCIPAL OCCUPATION AND
                                       BUSINESS EXPERIENCE FOR MORE            DIRECTOR
          NOMINEE                        THAN THE LAST FIVE YEARS              SINCE        AGE
                                                                               ----         ---
Jack Friedman...............   Chairman of the Board and Chief Executive       1965          75
                                 Officer of the Company
Harold Friedman.............   Vice Chairman of the Board                      1965          66
Charles W. Hall.............   Partner, Fulbright & Jaworski L.L.P.,           1974          66
                               Attorneys,
                                 Houston, Texas
Alan M. Rauch...............   President, Ener-Tex International Inc.          1980          61
                               (oilfield equipment sales), Houston, Texas
Hershel M. Rich.............   Private investor and business consultant,       1979          71
                               Houston, Texas
Henry Spira.................   Retired, former Vice President of the Company   1965          91
Kirk K. Weaver..............   Chairman of the Board and Chief Executive       1981          51
                               Officer, LTI Technologies, Inc. (technical
                                 services), Houston, Texas; also, since
                                 1992, President, HB Larkin Corporation
                                 (manufacturer of oilfield equipment),
                                 Houston, Texas

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under the Securities Exchange Act of 1934 (the "Exchange Act"), the Company's directors, executive officers and 10% shareholders must report to the Securities and Exchange Commission certain transactions involving Common Stock. Based solely on a review of the copies of the reports required pursuant to
Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, the Company believes that these filing requirements have been satisfied for the fiscal year ended March 31, 1996.

DIRECTOR FEES

     With the exception of Harold and Jack Friedman, directors are paid $500 per quarter and receive annually 400 shares of the Company's Common Stock. Harold and Jack Friedman receive no director fees. In addition, audit committee members receive $500 for each committee meeting attended.

BOARD OF DIRECTORS AFFILIATIONS AND CONTROL PERSONS

     Messrs. Harold Friedman and Jack Friedman are brothers and the nephews of Mr. Spira. Mr. Hall is a partner with Fulbright & Jaworski L.L.P., legal counsel for the Company.

     Based on the amount of Common Stock owned by Messrs. Harold and Jack Friedman, they may be deemed to be control persons of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During fiscal 1996, the Board met three times. Messrs. H. Friedman, J. Friedman, Spira, Rauch, Rich and Weaver attended all of the meetings. Mr. Hall attended one of the meetings.

     The Board of Directors has an audit committee which consists of Messrs. Hall, Rauch and Weaver. The audit committee discusses with the independent accountants and management the scope of the audit examinations, reviews with the independent accountants the audit budget, receives and reviews the Audit Report submitted by the independent accountants, reviews with the independent accountants internal accounting and control procedures and recommends independent accountants for appointment as auditors. The audit committee met one time in fiscal 1996, and Messrs. Rauch and Weaver attended the meeting.

     The Board of Directors has a compensation committee composed of Messrs. Hall, Rauch and Weaver. The compensation committee considers and recommends for approval by the Board of Directors adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program. The compensation committee met one time in fiscal 1996 with Messrs. Rauch and Weaver attending the meeting.

     The Board does not have a nominating committee. Board of Directors nominees are proposed by management.

                             EXECUTIVE COMPENSATION
REMUNERATION OF OFFICERS

     The following table sets forth the aggregate amount of remuneration paid by the Company for the three fiscal years ended March 31, 1996, 1995, and 1994 to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                            ANNUAL COMPENSATION
                                                                          -----------------------
                         (a)                                (b)             (c)            (d)             (i)
                     ----------                            -----          --------       --------        -------
                                                                                                          ALL
                                                                                                         OTHER
                                                                                                        COMPEN-
                      NAME AND                                            SALARY       BONUS(1)         SATION
                 PRINCIPAL POSITION                         YEAR            ($)           ($)             ($)
- ----------------------------------------------------        -----         -------      --------         -------
Jack Friedman,                                               1996         110,000        68,586         2,320(2)
  Chairman of the Board and Chief Executive Officer          1995         110,000        57,624         4,413(2)
                                                             1994         110,000        37,394         4,814(2)

Harold Friedman,                                             1996         106,700        68,586        16,585(2)
  Vice Chairman of the Board                                 1995         106,700        57,624        16,519(2)
                                                             1994         106,700        37,394        16,503(2)

William E. Crow                                              1996          71,500        82,897         2,320(3)
  President and Chief Operating Officer                      1995          61,000        57,624         2,254(3)
                                                             1994          61,000        37,394         2,238(3)

Ben Harper                                                   1996          67,125        75,741         2,320(3)
  Senior Vice President -- Finance and                       1995          61,000        57,624         2,254(3)
  Secretary/Treasurer                                        1994          61,000        37,394         2,238(3)

Thomas Thompson                                              1996          67,125        75,741         2,320(3)
  Senior Vice President -- Sales and Marketing               1995          61,000        57,624         2,254(3)
                                                             1994          61,000        37,394         2,238(3)

- ------------

(1) Includes performance and Christmas bonuses both of which are paid at the direction of the Board of Directors.

(2) Includes life insurance premiums paid by the Company of $2,159 and $2,576 in 1995 and 1994, respectively, on the life of Jack Friedman and $14,265 in each of 1996, 1995 and 1994 on the life of Harold Friedman. Under the terms of the policies, in the event of their death, the Company will receive the cash surrender value of the policies and the remaining proceeds will be paid to the beneficiaries designated by Jack or Harold Friedman. Also includes payments of $2,320, $2,254 and $2,238 in 1996, 1995 and 1994,
     respectively, for the benefit of each of Jack Friedman and Harold Friedman to the Company's profit sharing plan.

(3) Reflects payments made to the Company's profit sharing plan for the benefit of each officer listed.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
               WITH RESPECT TO COMPENSATION OF EXECUTIVE OFFICERS

     Historically, the profits of the Company have been a principal factor in determining the compensation of the Company's executive officers. The Committee believes that the Company's net profit constitutes a significant measure of the performance of the Company and should have a significant effect on executive officer compensation. Accordingly, each of the Company's executive officers, including the Chief Executive Officer, receives a base salary that the Committee believes is modest in comparison to salaries received by persons holding similar offices with other publicly held companies, plus a quarterly cash bonus based on a percentage of the Company's quarterly net income. During the fiscal year ended March 31, 1996, the base salary and bonus percentage for each of the named executive officers, with the exception of the Chief Executive Officer and Vice Chairman, were increased to reflect the additional responsibilities assumed by him upon his promotion to President or Senior Vice President, as the case may be, of the Company.

     Because the Chief Executive Officer and Vice Chairman already have a significant equity interest in the Company, the Committee believes that their interests are already aligned with those of the Company's shareholders and, therefore, compensation in the form of cash, as compared to a combination of cash and equity securities, is appropriate. The Board believes that compensation in the form of equity securities is more appropriate for the other executive officers and key employees of the Company. Accordingly, the Company maintains a stock option plan in which its other executive officers and other key employees participate. No options were granted under such plan during the fiscal year ended March 31, 1996.

July 29, 1996
                                   Charles W. Hall
                                   Alan M. Rauch
                                   Kirk K. Weaver

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Charles W. Hall, Alan M. Rauch and Kirk K. Weaver, all of whom are outside directors. During the fiscal year ended March 31, 1996, no executive officer of the Company served as (i) a member of the compensation committee of another entity, one of whose executive officers served as a director of the Company or (ii) a director of another entity, one of whose executive officers served as a member of the Compensation Committee.

OTHER TRANSACTIONS

     Operating under the name Site Guard, Howard Henderson, the son of Ted Henderson, a Vice President of the Company, provided tubular processing and other related services to the Company's Texas Tubular operation during the year ended March 31, 1996. The Company paid Site Guard an aggregate of approximately $473,000 for such services. The Company believes that such services were provided on terms at least as favorable to the Company as could have been obtained from unaffiliated parties.

PERFORMANCE GRAPH

     The following graph compares the percentage change in the Company's cumulative total shareholder return on the Common Stock with the total cumulative return on the American Stock Exchange Market Value Index ("MVI") and the American Stock Exchange Capital Goods Index ("CGI") for each fiscal year indicated. The graph is based on the assumption that $100 is invested in the Common Stock of the Company, the MVI and the CGI on the last day of fiscal 1991 and that all dividends are reinvested. The Company is traded principally on the American Stock Exchange which classifies the Company in its "Capital Goods" group. Accordingly, the Company considers the CGI to be an appropriate peer group.

                     COMPARISON OF 5 YEAR CUMULATIVE RETURN

                                                   American        ]American
                                                     Stock           Stock
                                   Friedman        Exchange        Exchange
      Measurement Period          Industries,    Market Value    Capital Goods
    (Fiscal Year Covered)        Incorporated        Index           Index
1991                                100.00          100.00          100.00
1992                                130.50          109.98          110.64
1993                                121.88          117.88          108.94
1994                                187.71          123.36          129.03
1995                                203.00          129.29          129.39
1996                                195.20          159.07          189.21

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934 or to the liabilities of Section 18 under such Act.

             PROPOSAL TO ADOPT THE 1996 EMPLOYEE STOCK OPTION PLAN
                                  (PROPOSAL 2)

     On July 29, 1996, the Board of Directors adopted, subject to shareholder approval, the Stock Option Plan, pursuant to which options to acquire up to 250,000 shares of Common Stock may be granted to employees of the Company. The purpose of the Stock Option Plan is to promote the interests of the Company and its shareholders by linking employee interests to those of the Company's shareholders and to attract and retain persons of outstanding competence to serve as employees of the Company. The Stock Option Plan is subject to the approval by the Company's shareholders at the Annual Meeting. The following summary of the Stock Option Plan is necessarily incomplete and is, therefore, qualified in its entirety by reference to the Stock Option Plan itself.

     The individuals eligible to participate in the Stock Option Plan are such key employees, including officers and employee directors, of the Company as the Stock Option Committee of the Board of Directors, which administers the Stock Option Plan, may determine from time to time; provided, however, Jack Friedman and Harold Friedman are not eligible to participate in the Stock Option Plan. The Stock Option Committee may grant either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory stock options. The maximum number of shares subject to options that may be awarded under the Stock Option Plan to any employee during any consecutive three-year period is 75,000 shares. The purchase price of shares subject to an option granted under the Stock Option Plan is determined by the Stock Option Committee at the time of grant, but may not be less than the fair market value of the shares of Common Stock on the date of grant. Notwithstanding any other provisions of the Stock Option Plan to the contrary, the aggregate fair market value (determined as of the date the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by the optionee in any calendar year (under the Stock Option Plan and any other incentive stock option plan of the Company) may not exceed $100,000. Options granted under the Stock Option Plan must be exercised within ten years from the date of grant, and, unless otherwise provided by the Stock Option Committee, may be exercised at any time or from time to time during such period, provided that no option may be exercised within six months of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price of any incentive stock option granted under the Stock Option Plan may not be less than 110% of the fair market value of the Common Stock on the date of grant, and the exercise period may not exceed five years from the date of grant.

     Options granted under the Stock Option Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Such options terminate on the earlier of the date of the expiration on the option or the date the optionee terminates employment with the Company for any reason other than the death, disability or retirement of the optionee. In the event of retirement of an optionee, the option terminates on the earlier of the date of expiration of the option or three months following the date of retirement, during which period the optionee may exercise the option in respect of the number of shares that were vested on the date of retirement. In the event of the death or disability of an optionee, the option terminates on the earlier of the date of expiration of the option or one year following the date of death or severance of employment because of disability. The optionee or, in the case of death, the executors or administrators of the optionee or other person to whom his option may be transferred by will or by the laws of descent and distribution, may exercise the option in respect of the number of shares that were vested on the date of severance because of disability or death. No options have been granted under the Stock Option Plan.

     No optionee will recognize income upon the grant of an option under the Stock Option Plan. Upon the exercise of any portion of a non-statutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company ordinarily will be entitled to a deduction for compensation expense in an amount equal to the amount of such ordinary income, subject to certain limitations that apply if the optionee's aggregate compensation is greater than $1 million, and there is a withholding requirement on the date of exercise. Although compensation income in excess of $1 million may not, under certain circumstances, be deductible by the Company, the Company does not anticipate that any optionee's compensation will exceed the $1 million limit on deductions. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term capital gain or loss (depending on how long the shares were held) equal to the excess of the amount realized by him upon such disposition over the fair market value of the shares on the date he or she exercised the option.

     In the case of incentive stock options, and except to the extent the excess of the fair market value of the acquired shares as of the date of exercise over the exercise price may constitute income for purpose of the optionee's alternative minimum tax computation, if the optionee does not dispose of shares acquired pursuant to the exercise of such option within two years from the date the option was granted or within one year after the shares were transferred to him, no income would be recognized by the optionee by reason of his exercise of the option. The difference between the option price and the amount realized upon a subsequent disposition of shares would be treated as long-term capital gain or loss. In such event, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the shares so acquired. If, however, an optionee disposes of shares acquired pursuant to his exercise on an incentive stock option before the end of the two-year or one-year holding period noted above, the optionee would be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, the Company ordinarily will be entitled to a deduction for compensation paid at the same time in the same amount as compensation is treated as being received by the optionee, subject to certain limitations that apply if the optionee's aggregate compensation is greater than $1 million. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss, if sustained, would be recognized, the amount realized on the sale, if less) over the option price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on how long the shares were held.

     On July 26, 1996, the closing sale price of a share of Common Stock on the American Stock Exchange, Inc. was $4.50.

     The Board of Directors has approved the Stock Option Plan. However, the Stock Option Plan will not be implemented unless the holders of a majority of the shares of Common Stock, present in person or represented by proxy and entitled to vote at the Annual Meeting, vote "for" the approval of the Stock Option Plan. The enclosed form of proxy provides a means for a shareholder to vote for the approval of the Stock Option Plan, to vote against such approval or to abstain from voting on the proposal. Each properly executed proxy received in time for the meeting will be voted as specified therein. If a shareholder executes and returns a proxy but does not specify otherwise, the shares represented by such shareholder's proxy will be voted "for" the approval of the Stock Option Plan.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information concerning the beneficial ownership of Common Stock by each director, nominee for director, named executive officer and officers and directors as a group and persons who owned of record more than 5% of the Common Stock as of June 30, 1996:

                                                                 AMOUNT AND
                                                                  NATURE OF          PERCENTAGE
                                                                  BENEFICIAL          OF SHARES
            NAME                                                 OWNERSHIP(A)        OUTSTANDING
            ----                                                 ------------        -----------
    Jack Friedman..............................................  1,035,261            16.9%
      P.O. Box 21147
      Houston, Texas 77226
    Harold Friedman............................................  1,146,093            18.7%
      P.O. Box 21147
      Houston, Texas 77226
    Dimensional Fund Advisors Inc..............................    355,282(b)          5.8%
      1299 Ocean Avenue, 11th Floor
      Santa Monica, California 90401
    Henry Spira................................................    240,518             3.9%
    Charles W. Hall............................................      2,583               *
    Alan M. Rauch..............................................     24,956               *
    Hershel M. Rich............................................     43,284(c)            *
    Kirk K. Weaver.............................................      2,948               *
    William E. Crow............................................     32,625(d)            *
    Ben Harper.................................................     34,764(d)            *
    Thomas Thompson............................................     20,502(d)(c)         *
    Officers and directors as a group
      (12 persons).............................................  2,621,198(c)(e)      42.3%

- ------------

 *  Less than 1%.

(a) Based upon information obtained from the officers, directors, director nominees and beneficial owners. Includes all shares beneficially owned according to the definition of "beneficial ownership" in the rules promulgated under to the Securities Exchange Act of 1934. Except as otherwise indicated, the indicated person has sole voting and investment power with respect to the shares. To the Company's knowledge, the only other record owner of Common Stock having more than 5% of the voting power of such class of security is Cede & Co. The Company is informed that Cede & Co. is a nominee name for The Depository Trust Company, a stock clearing corporation. The shares of Common Stock held by Cede & Co. are believed to be held for the accounts of various brokerage firms, banks and other institutions, none of which, to the Company's knowledge, owns beneficially more than 5% of the Common Stock except as described above.

(b) Based upon information contained in a Schedule 13G dated February 7, 1996, and otherwise received from the listed owner, Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment advisor, is deemed to have beneficial ownership of 355,282 shares of the Company's Common Stock as of December 31, 1995, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

(c) Does not include 20,237 shares and 3,655 shares beneficially owned and voted by the spouses of Mr. Rich and of Mr. Thompson, respectively, as to which shares beneficial ownership is disclaimed.

(d) Includes 13,401 shares that are subject to acquisition within 60 days.

(e) Includes 67,005 shares that are subject to acquisition within 60 days.

                   RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     Ernst & Young LLP served as the Company's independent accountants for the 1996 fiscal year and has been recommended by the audit committee to so serve for the current year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, shall have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                           PROPOSALS OF SHAREHOLDERS

     Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders must be received at the Company's principal offices at 4001 Homestead Road, Houston, Texas 77028 on or before April 2, 1997.

                                    GENERAL

     Management knows of no other matter to be presented at the meeting. If any other matter should be presented upon which a vote may properly be taken, it is intended that shares represented by the proxies in the accompanying form will be voted with respect thereto in accordance with the best judgment of the person or persons voting such shares.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interviews.

                                          By Order of the Board of Directors,

                                                        BEN HARPER
                                                        Secretary
August 1, 1996

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
                      FRIEDMAN INDUSTRIES, INCORPORATED
                      PROXY -- ANNUAL MEETING OF SHAREHOLDERS -- AUGUST 30, 1996
                      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      The undersigned shareholder of Friedman Industries, Incorporated (the "Company") hereby appoints Jack
       P              Friedman and Harold Friedman, and each of them, proxies of the undersigned, with full power of substitution,
       R              to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Fulbright &
       O              Jaworski L.L.P., 1301 McKinney, 51st Floor, Houston, Texas, on August 30, 1996, at 11:00 a.m. (local time),
       X              and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if
       Y              personally present.
                      (1) Election of directors
    PLEASE                / / FOR all nominees listed below                        / / WITHHOLD AUTHORITY
     SIGN                     (except as marked to the contrary below)                 to vote for all nominees listed below
      ON              (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S
    REVERSE           NAME IN THE LIST BELOW.)
     SIDE             J. Friedman, H. Friedman, H. Spira, K. Weaver, A. Rauch, H. Rich and C. Hall
      AND             (2) Proposal to approve the adoption of the Friedman Industries, Incorporated 1996 Employee Stock Option
    RETURN                Plan
    IN THE                / /  FOR                                 / /  AGAINST                                 / /  ABSTAIN
   ENCLOSED           (3) In their discretion the proxies are authorized to vote on such other matters as may properly come before
   ENVELOPE               the meeting or any adjournment thereof.
                                                       (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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

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                          (CONTINUED FROM OTHER SIDE)

         For additional disclosure, please see the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated August 1, 1996 relating to such meeting, receipt of which is hereby acknowledged.

         UNLESS OTHERWISE DIRECTED BY THE SHAREHOLDER, THIS PROXY WILL BE VOTED FOR THE DIRECTOR NOMINEES LISTED ON THE REVERSE SIDE AND FOR APPROVAL OF THE FRIEDMAN INDUSTRIES, INCORPORATED 1996 EMPLOYEE STOCK OPTION PLAN. ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED ARE HEREBY REVOKED.

         If your address below is incorrect, please make necessary changes on this proxy.

                                                ---------------------------

                                                ---------------------------
                                                Signature of Shareholder(s)

                                                Please sign your name here
                                                exactly as it appears
                                                hereon. Joint owners should
                                                each sign. When signing as
                                                attorney, executor,
                                                administrator, trustee or
                                                guardian, please give your
                                                full title as it appears
                                                hereon.

                                                Dated               , 1996
                                                     ---------------
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